EXHIBIT 99.1
Complete Production Services, Inc. Second Quarter
Earnings Increase 65%
HOUSTON, July 24, 2007 (Business Wire) — Complete Production Services, Inc. (NYSE: CPX) today reported a 65% increase in second quarter income from continuing operations to $43.8 million, or $0.60 per diluted share, compared with income from continuing operations of $26.6 million, or $0.39 per diluted share for the second quarter of 2006. Revenue for the quarter was $410.7 million, up 55% over the second quarter of 2006. Operating income increased to $83.9 million for the quarter, up 66% compared to the second quarter of 2006 operating income, with operating income margins at 20.4% and 19.1% for the quarters, respectively.
“I am pleased to report another quarter of solid results for Complete,” noted Joe Winkler, Chairman and Chief Executive Officer, “especially in light of the stronger than average seasonal downturn in Canada, and the heavy rainfall and flooding encountered during the quarter in some of our most active areas.”
Second quarter 2007 earnings before interest, taxes, depreciation and amortization (EBITDA, as defined below), totaled $117.4 million, up 74% over the prior year. EBITDA margins increased to 28.6% in the quarter, up from 25.5% in the second quarter of 2006 due primarily to strong performance in the Completion and Production Services segment.
Revenues for the Completion and Production Services segment for the second quarter of 2007 were $307.2 million, up 68% over the prior year, with EBITDA of $101.2 million compared to $49.3 million for the second quarter of the prior year. EBITDA margins for the segment were 32.9%, up from 26.9% in the prior year quarter. “The significant revenue growth and excellent margin contributions were the result of our long-term strategies to selectively position ourselves in basins which we believe will have the strongest activity levels and to invest in the best people and equipment,” commented Mr. Winkler. “We will continue to execute our plan throughout the remainder of 2007.”
Drilling Services revenue was $60.2 million for the second quarter of 2007, up 18% over the prior year quarter with EBITDA margins of 31.6%, and Product Sales revenue increased 44% to $43.3 million for the second quarter of 2007, with EBITDA margins of 12.6%.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional gas plays in North America that it believes have the highest potential for long-term growth.

Conference Call
Complete will hold a conference call to discuss second quarter 2007 results on Wednesday, July 25 at 11:00 a.m. Central Time. To participate in the live conference call, dial (866) 831-6243 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 19022240. The conference call will be available for replay beginning at 2:00 p.m., July 25, 2007, and will be available until August 1, 2007. To access the conference call replay, please call (888) 286-8010 and use the passcode: 65835333. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com
Jose Bayardo
Vice President, Corporate Development and Investor Relations
281-372-2325
jbayardo@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2007 and 2006
(in thousands except per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$367,405	$234,420	$733,440	$469,539
Products	43,310	30,116	84,342	57,343

	410,715	264,536	817,782	526,882

Cost of services	204,364	139,323	407,877	274,834
Cost of products	33,654	21,942	65,465	41,825
General and administrative expense	55,344	35,752	105,914	72,198
Depreciation and amortization	33,492	16,999	62,462	32,606

	326,854	214,016	641,718	421,463

Operating income	83,861	50,520	176,064	105,419

Interest expense	15,064	9,488	30,689	20,170
Interest income	(316)	(1,015)	(528)	(1,022)

Income from continuing operations before minority interest and taxes	69,113	42,047	145,903	86,271

Minority interest, net of tax	(205)	(161)	56	144

Income from continuing operations before taxes	69,318	42,208	145,847	86,127

Tax provision	25,535	15,607	54,714	32,611

Income from continuing operations	43,783	26,601	91,133	53,516

Income from discontinued operations (net of tax)	—	553	—	1,751

Net income	$43,783	$27,154	$91,133	$55,267

Basic earnings per share:
Continuing operations	$0.61	$0.40	$1.27	$0.87
Discontinued operations	$—	$(0.00)	$—	$0.03

	$0.61	$0.40	$1.27	$0.90

Diluted earnings per share:
Continuing operations	$0.60	$0.39	$1.25	$0.84
Discontinued operations	$—	$(0.00)	$—	$0.02

	$0.60	$0.39	$1.25	$0.86

Weighted average shares outstanding:
Basic	71,916	67,067	71,711	61,366
Diluted	73,367	69,065	73,195	63,953

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2007 and December 31, 2006
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)	(unaudited)
Assets:
Current assets	$400,657	$390,640
Property, plant and equipment, net	927,484	771,703
Goodwill	571,644	552,671
Other long-term assets	28,338	25,310

Total assets	1,928,123	1,740,324

Liabilities and Stockholders’ Equity:
Current liabilities	134,703	161,405
Long-term debt	839,813	750,577
Long-term deferred tax liabilities	105,496	90,805
Minority interest	2,631	2,316

Total liabilities and minority interest	1,082,643	1,005,103

Common stock	721	714
Treasury stock	(202)	(202)
Additional paid-in capital	574,273	563,006
Retained earnings	247,104	155,971
Cumulative translation adjustment	23,584	15,732

Total stockholders’ equity	845,480	735,221

Total liabilities and stockholders’ equity	$1,928,123	$1,740,324

Complete Production Services, Inc.
Cash Flow Data
For the Six Months Ended June 30, 2007
(in thousands)

June 30,
2007
(unaudited)
Cash flows provide by/(used for):
Operating activities	$139,924
Investing activities:
Capital expenditures	$(194,479)
Other investing activities	$(36,628)
Financing activities	$82,235

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended June 30, 2007 and 2006 and March 31, 2007
(in thousands, except percentages)

	Quarter Ended
	June 30,	June 30,	March 31,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$307,212	$183,270	$307,639
Drilling services	60,193	51,150	58,396
Products	43,310	30,116	41,032

Total revenues	$410,715	$264,536	$407,067

EBITDA: (1)
Completion and production services	$101,180	$49,291	$104,162
Drilling services	19,004	18,236	18,068
Products	5,440	3,988	5,157
Corporate and other	(8,271)	(3,996)	(6,214)

Total EBITDA	$117,353	$67,519	$121,173

EBITDA as a % of Revenue:
Completion and production services	32.9%	26.9%	33.9%
Drilling services	31.6%	35.7%	30.9%
Products	12.6%	13.2%	12.6%
Total	28.6%	25.5%	29.8%

	Six Months Ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$614,851	$374,359
Drilling services	118,589	95,180
Products	84,342	57,343

Total revenues	$817,782	$526,882

EBITDA: (1)
Completion and production services	$205,342	$103,901
Drilling services	37,072	34,257
Products	10,596	7,794
Corporate and other	(14,484)	(7,927)

Total EBITDA	$238,526	$138,025

EBITDA as a % of Revenue:
Completion and production services	33.4%	27.8%
Drilling services	31.3%	36.0%
Products	12.6%	13.6%
Total	29.2%	26.2%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended June 30, 2007 and 2006 and March 31, 2007
And the Six Months Ended June 30, 2007 and 2006
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2007:
EBITDA	$101,180	$19,004	$5,440	$(8,271)	$117,353
Depreciation & amortization	28,134	4,017	702	639	33,492

Operating income (loss)	$73,046	$14,987	$4,738	$(8,910)	$83,861

Quarter Ended June 30, 2006:
EBITDA	$49,291	$18,236	$3,988	$(3,996)	$67,519
Depreciation & amortization	14,001	2,284	449	265	16,999

Operating income (loss)	$35,290	$15,952	$3,539	$(4,261)	$50,520

Quarter Ended March 31, 2007:
EBITDA	$104,162	$18,068	$5,157	$(6,214)	$121,173
Depreciation & amortization	24,284	3,635	678	373	28,970

Operating income (loss)	$79,878	$14,433	$4,479	$(6,587)	$92,203

Six Months Ended June 30, 2007:
EBITDA	$205,342	$37,072	$10,596	$(14,484)	$238,526
Depreciation & amortization	52,418	7,652	1,380	1,012	62,462

Operating income (loss)	$152,924	$29,420	$9,216	$(15,496)	$176,064

Six Months Ended June 30, 2006:
EBITDA	$103,901	$34,257	$7,794	$(7,927)	$138,025
Depreciation & amortization	26,835	4,302	832	637	32,606

Operating income (loss)	$77,066	$29,955	$6,962	$(8,564)	$105,419